[Form of Floating Rate Registered Note]
[Face of Security]
          [If the Security is an Original Issue Discount Security, insert—This Security has been Issued with “Original Issue Discount” for U.S. Federal Income Tax Purposes. The amount of Original Issue Discount on this Security is ___% of its Principal Amount, the Issue Date is _________, 20___, [and] the Yield To Maturity is ___% [, the method used to determine the yield is ___ and the amount of original issue discount applicable to the short accrual period of _________, 20___ to _________, 20___ is ___% of the Principal Amount of this Security].1]
          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person other than DTC or otherwise is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
          This security is a Global Security within the meaning of the Fiscal Agency Agreement referred to hereinafter. this global security may not be exchanged, in whole or in part, for a Security registered in the name of any person other than DTC or a nominee thereof, except in the limited circumstances set forth in Section 5(b) of the Fiscal Agency Agreement, and may not be transferred, in whole or in part, except in accordance with the restrictions set forth in Section 6 of the Fiscal Agency Agreement. Beneficial interests in this Global Security may not be transferred except in accordance with Section 6 of the Fiscal Agency Agreement.

[1]	Include bracketed phrase only if the Securities of the Series are to have a short accrual period.
(Face of Security continued on next page)

No. R-___	Initial Principal Amount:
CUSIP: _________
New South Wales Treasury Corporation
Medium-Term Note, Series A
(Floating Rate Registered Note)
Guaranteed by The Crown in Right of New South Wales

Specified Currency —	Initial Base Rate: %
Principal:

Specified Currency —	Initial Interest Rate: %
Interest:

Option to Receive Payment in	Interest Payment Period:
Specified Currency:

Calculation Agent:	Interest Reset Period:

Exchange Rate as of _________	Base Rate:
___, ___ [insert Business Day prior to day offer was accepted]: U.S.$1.00= _________	___ Commercial Paper Rate
___ Prime Rate
___ LIBOR
     ___ Designated LIBOR Page:
     ___ Index Currency:
___ EURIBOR
___ Treasury Rate
___ CMT Rate
     ___ Designated CMT Reuters Page:
___ CD Rate
___ Federal Funds Rate
___ Eleventh District Cost of Funds Rate
___ Australian Bank Bill Swap Rate

Exchange Rate Agent:	Minimum Interest Rate:

Issue Date:	Maximum Interest Rate:

Stated Maturity:	Interest Payment Date(s):

Denominations:	Interest Reset Date(s):

Index Maturity:	Floating Rate/Fixed Rate Security:
(Face of Security continued on next page)

Spread (plus or minus):	Fixed Rate Commencement Date:

Spread Multiplier:	Fixed Interest Rate: %

Redemption Period:	Fixed Rate/Floating Rate Security:

Redemption Commencement Date:	Floating Rate Commencement Date:

Interest Category:	Fixed Interest Rate: %

Redemption Prices:	Inverse Floating Rate Security:

Repayment Date(s):	Original Issue Discount Security:

Repayment Prices:	Issue Price: %

Total Amount of OID:

OID as a Percentage of Principal Amount: %

Regular Floating Rate Security:	Yield to Maturity: %

Other terms:

Addendum Attached:

          Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.
          Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Fiscal Agency Agreement referred to in Section 1 on the reverse of this Security are used herein as defined therein.
(Face of Security continued on next page)

          New South Wales Treasury Corporation, a statutory corporation constituted pursuant to the Treasury Corporation Act 1983 of New South Wales (herein called the “Issuer”, which term includes any successor person hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Initial Principal Amount specified above (such Initial Principal Amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “Principal Amount”) in the Specified Currency specified above on the Stated Maturity specified above, or such earlier date as the principal of the Security may become due in accordance with the terms hereof (each such date being hereinafter referred to as “maturity” with respect to the principal repayable on such date), and to pay interest thereon, from the Issue Date specified above or from the most recent Interest Payment Date to which interest on this Security (or any predecessor Security) has been paid or duly provided for in arrears on such Interest Payment Dates specified on the face hereof (each an “Interest Payment Date”) and at maturity, at a rate per annum determined in accordance with the provisions on the reverse hereof under the heading “Determination of Commercial Paper Rate”, “Determination of Prime Rate”, “Determination of LIBOR”, “Determination of EURIBOR”, “Determination of Treasury Rate”, “Determination of CMT Rate”, “Determination of CD Rate”, “Determination of Federal Funds Rate”, “Determination of Eleventh District Cost of Funds Rate” or “Determination of Australian Bank Bill Swap Rate” depending upon whether the Base Rate specified above is Commercial Paper Rate, Prime Rate, LIBOR, EURIBOR, Treasury Rate, CMT Rate, CD Rate, Federal Funds Rate, Eleventh District Cost of Funds Rate or Australian Bank Bill Swap Rate until the principal hereof is paid or duly made available for payment, and at the rate then accruing on this Security on any overdue premium or installment of interest.
          This Security is a direct, unconditional, unsubordinated and irrevocable obligation of the Issuer and has the benefit of the statutory charge on the income and revenue of the Issuer provided by Section 22C(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). Furthermore, by Section 22G(1) of the PAFA Act, money payable by the Issuer under this Security ranks and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms are defined by the PAFA Act) which repayment is secured by the income and revenue of the Issuer.
           Payment of all amounts owing on this Security is guaranteed by The Crown in Right of New South Wales (the “Guarantor”) pursuant to Section 22A(1) of the PAFA Act (the “Guarantee”). Pursuant to Section 22G(2) of the PAFA Act, all obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and are to be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by any person for or on behalf of the State of New South Wales, without any appropriation other than in accordance with Section 22I of the PAFA Act. The Guarantee will be governed by, and interpreted in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia.
(Face of Security continued on next page)

          The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day as hereinafter defined) next preceding such Interest Payment Date (the “Regular Record Date”); provided, however, that interest payable at maturity but on a day that is not an Interest Payment Date will be payable to the person to whom principal (and premium, if any) shall be payable; and, provided, further, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on such next succeeding Regular Record Date.
          Any such interest which is payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the holder on such Regular Record Date and such defaulted interest may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice whereof shall be given to the holder of this Security by the Issuer or by the Paying Agent or Fiscal Agent on the instruction of and on behalf of the Issuer not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange.
          Unless the holder hereof is entitled to make, and has made a Specified Currency Payment Election (as hereinafter defined), payment of principal of (and premium, if any) and interest on this Security will be made in U.S. dollars in amounts converted from the Specified Currency determined as set forth below. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Issuer on such day for the purposes of the seventh succeeding paragraph.
          Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the corporate trust office of the Paying Agent hereinafter referred to or at such other offices or agencies as the Issuer may designate and notify the holders as provided in herein and at the offices of such other Paying Agents as the
(Face of Security continued on next page)

Issuer shall have appointed pursuant to the Fiscal Agency Agreement (each a “Place of Payment”). Payments of interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any) to such other address as the registered holder may specify upon such surrender; provided, further, that any payments shall be made, in the case of a registered holder of at least U.S.$10,000,000 aggregate principal amount of Securities of such series, by wire transfer to an account maintained by the payee with a bank located in The City of New York if such registered holder so elects by giving notice to the Paying Agent, not less than 15 Business Days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date of the payments to be obtained of such election and of the account to which payments are to be made. Any such transfer instructions received by the Paying Agent shall be in effect until revoked by the holder.
          If the holder of this Security shall not have duly made an election to receive all or a portion of any payment of principal, premium, if any and/or interest in respect of this Security as described in the next succeeding paragraph, any U.S. dollar amount to be received shall be calculated by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Issuer for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Securities of this series scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs shall be borne by the holder of this Security by deductions from such payments. If three such bid quotations are not available, payments on this Security shall be made in the Specified Currency.
          Unless otherwise indicated herein, if the Specified Currency is other than U.S. dollars, the holder of this Security may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in the Specified Currency (a “Specified Currency Payment Election”) by submitting a written request for such payment to the Paying Agent at its corporate trust office on or prior to the applicable Regular Record Date, in the case of any payment of interest, or at least 16 calendar days prior to the stated maturity, or any redemption or repayment date, in the case of payment of any principal or premium, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Security may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election shall remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the Regular Record Date or at least 16 calendar days prior to the payment of any principal or premium, as the case may be.
(Face of Security continued on next page)

          If the Specified Currency is a currency other than U.S. dollars, and a Specified Currency Payment Election is duly made pursuant to the preceding paragraph, the Issuer will make payments by wire transfer of immediately available funds to any account that is maintained in the applicable Specified Currency at a bank designated by the holder of this Security and is acceptable to the Issuer and the Paying Agent. To designate an account for wire payment, the holder, as of the applicable Regular Record Date, must give the Paying Agent appropriate wire instructions at least 5 Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the holder on the Regular Record Date. In the case of any other payment, the payment will be made only after the Security is surrendered to the Paying Agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.
          The Issuer covenants that until this Security has been delivered to the Paying Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain a Paying Agent and Transfer Agent for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided.
          Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Issuer on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under this Security.
          The Issuer agrees to indemnify the holder of any Security against any loss incurred by such holder as a result of any judgment or order being given or made against the Issuer for any amount due hereunder and such judgment or order requiring payment in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such holder, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such holder. The foregoing indemnity constitutes a separate and independent obligation of the Issuer and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(Face of Security continued on next page)

          All payments by the Issuer of or in respect of, principal of, and any premium and interest on, this Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia (the “Commonwealth”) or any political subdivision or authority thereof or therein having power to tax, unless the withholding or deduction of the taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer or, as the case may be, the Guarantor will pay the additional amounts as may be necessary in order that the net amounts receivable by the holder of this Security after the withholding or deduction (and after deduction of any additional taxes, duties, assessments or governmental charges payable in respect of such additional amounts) shall equal the respective amounts of principal and interest which would have been receivable in respect of this Security, in the absence of the withholding or deduction. However, no additional amounts shall be so payable for or on account of:
(a) any tax, duty, assessment or other governmental charge which would not have been imposed, deducted or withheld but for the fact that such holder or the beneficial owner of this Security:
(i) is or was a resident, domiciliary or national of, or engaged in trade or business or maintained a permanent establishment or is or was physically present in the Commonwealth or any of its territories or any political subdivision thereof or any taxing authority thereof or therein or otherwise had some present or former connection with the Commonwealth or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, other than merely the ownership of, or receipt of payment under, this Security; or
(ii) presented (if presentation shall be required) this Security more than thirty (30) days after the date on which the payment in respect of this Security first became due and payable or provided for, whichever is later, except to the extent that the holder of this Security would have been entitled to such additional amounts if it had presented this Security for payment on any day within such period of thirty (30) days;
(b) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;
(c) any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from payments made under or with respect to this Security;
(d) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the holder or the beneficial owner of this Security being an “associate” of the Issuer for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth;
(Face of Security continued on next page)

(e) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the failure of the holder or the beneficial owner of this Security:
(i) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner (including, without limitation, the supplying of an Australian Business Number, any appropriate tax file number or other appropriate exemption details), if and to the extent that furnishing such information to the Issuer would have reduced or eliminated any taxes, duties, assessments or other governmental charges as to which additional amounts would have otherwise been payable to such holder or beneficial owner; or
(ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, rule, regulation or administrative practice of the Commonwealth (or any territories or political subdivisions or any taxing authority thereof or therein) as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or
(f) any taxes, duties, assessments or other governmental charges that are payable by any method other than withholding or deduction by the Issuer or any Paying Agent from payments in respect of this Security;
(g) any taxes, duties, assessments or other governmental charges that are required to be withheld by any Paying Agent from any payment in respect of this Security if such payment can be made without such withholding by at least one other Paying Agent; or
(h) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment to an individual and is required to be made pursuant to any European Union Directive on taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;
(i) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment with respect to this Security presented for payment by or on behalf of the holder of this Security who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;, or
(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);
nor shall additional amounts be paid with respect to any payment in respect of this Security to any holder who is a fiduciary, partnership, limited liability company,
(Face of Security continued on next page)

fiscally transparent entity or other than the sole beneficial owner of this Security to the extent that a beneficiary or settlor with respect to such fiduciary or a beneficial owner or member of such partnership, limited liability company or fiscally transparent entity or a beneficial owner would not have been entitled to such additional amounts had it been the holder or beneficial owner or sole beneficial owner of this Security.
          Whenever in this Security there is mentioned, in any context, any payment of, or in respect of, the principal of, or any premium or interest on, this Security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Security providing for payment of additional amounts, and any express mention of the payment of additional amounts in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.
          At least 10 days prior to each date on which any payment under or with respect to this Security is due and payable, if the Issuer will be obligated to pay additional amounts with respect to such payment, the Issuer will deliver to the Fiscal Agent and the Paying Agent an Officer’s Certificate (as defined in the Fiscal Agency Agreement) stating the fact that such additional amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Fiscal Agent and such Paying Agent to pay such additional amounts to the holders on the payment date; provided, however, that if 10 days prior to each date on which any such payment is due and payable the amount of such payment has not yet been determined, the Issuer shall notify the Fiscal Agent and the Paying Agent of such amount promptly after such amount has been determined.
          If a Redemption Commencement Date is specified on the face hereof, this Security is subject to redemption, at any time on or after the Redemption Commencement Date, as a whole or in part, at the option of the Issuer, at the Redemption Prices specified on the face hereof (expressed as a percentage of the principal amount of this Security) applicable to the Redemption Period specified on the face hereof, together in the case of any such redemption with accrued interest (unless such date is an Interest Payment Date) to the Redemption Date (but interest installments due on or prior to the Redemption Date will be payable to the holder of record of this Security at the close of business on the relevant record dates).
          If one or more Repayment Dates are specified on the face hereof, this Security will be subject to repayment, at the election of the holder hereof, as a whole and not in part, on a Repayment Date selected by the holder, at the Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security) applicable to such Repayment Date, together with accrued interest (unless such date is an Interest Payment Date) to the Repayment Date (but interest installments that are due on or prior to the Repayment Date will be payable to the holder of record of this Security at the close of business on the relevant record dates).
(Face of Security continued on next page)

          In order to require the Issuer to repay this Security on a Repayment Date, the holder hereof must surrender this Security to a Paying Agent at a Place of Payment not less than 30 calendar days nor more than 45 calendar days prior to the Repayment Date, with the form attached hereto entitled “Option to Elect Repayment” duly completed. Election of repayment shall be irrevocable.
          In the case of any partial redemption of Securities, the Issuer will give the holder written notice of the principal amount of the Securities to be redeemed not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date from the Outstanding Securities of a like tenor not previously called for redemption, by such method as the Fiscal Agent or Paying Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions equal to at least the minimum authorized denomination of such Securities.
          Notwithstanding any provisions to the contrary contained herein, if the face of this Security specifies that an Addendum is attached hereto or that “Other Terms” apply, this Security shall be subject to the terms set forth in such Addendum or such “Other Terms”.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof or, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Paying Agent by manual signature, this Security shall not be valid or obligatory for any purpose.
(Face of Security continued on next page)

          In Witness Whereof, the Issuer has caused this instrument to be duly executed.
Dated:

New South Wales Treasury Corporation
By
Name:
Title:

By
Name:
Title:

Paying Agent’s Certificate of Authentication
          This is one of the Securities of the series designated herein and referred to in the within-mentioned Fiscal Agency Agreement.

Citibank, N.A., London Branch as Paying Agent
By
Authorized Signatory

Dated:
Signature Page to Floating Rate Note

New South Wales Treasury Corporation
[Reverse of Floating Rate Registered Security]
1. This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of September 11, 2009 (herein called the “Fiscal Agency Agreement”), among the Issuer and Citicorp International Limited, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement) and Citibank, N.A., London Branch, as Paying Agent, Transfer Agent and Registrar (herein called the “Paying Agent”, which term includes any successor Paying Agent, transfer agent and registrar under the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Fiscal Agent, the Paying Agent and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in Hong Kong. This Security is one of the series (this “series”) designated on the face hereof. The aggregate principal amount of all Securities of this series issued under the Fiscal Agency Agreement is at the date of authentication of this Security limited in aggregate principal amount to U.S.$10,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units or composite currencies) Outstanding at any one time (which amount may be increased at the option of the Issuer if in the future it determines that it may wish to sell additional Securities).
          The Securities of this series are unsecured, direct, unsubordinated and general obligations of the Issuer and will rank equally with all other evidences of unsubordinated indebtedness issued in accordance with the Fiscal Agency Agreement and, except for debts that are required to be preferred by law, with all other unsecured and unsubordinated indebtedness of the Issuer.
2. The Securities of this series are issuable in fully registered form and rank pari passu without any discrimination, preference or priority among themselves whatsoever. The Securities of this series are issuable in the authorized minimum denomination of U.S.$2,000 (or the equivalent thereof in any other currency or currencies or currency units or composite currencies) and integral multiples of U.S.$1,000 (or the equivalent thereof in any other currency or currencies or currency units or composite currencies) above that amount.
3. a) The interest rate on this Security shall be determined as follows:
(i)	Unless this Security is specified on the face hereof as a “Floating Rate/Fixed Rate Security”, a “Fixed Rate/Floating Rate Security” or an “Inverse Floating Rate Security,” or as having an Addendum attached or having “Other Terms” apply, in each case relating to a different interest rate formula, the Security will be designated as a “Regular Floating Rate Security” and, except as described below or specified on the face hereof or in an Addendum hereto, this Security
(Reverse of Security continued on next page)

will bear interest at the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any, specified on the face hereof. Commencing on the initial Interest Reset Date occurring after the Issue Date, the rate at which interest on this Security shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issue Date to the initial Interest Reset Date will be the Initial Interest Rate specified on the face hereof;

(ii)	if this Security is specified on the face hereof as a “Floating Rate/Fixed Rate Security,” then, except as described below or as specified on the face hereof or in an Addendum hereto, this Security will bear interest at the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any, each as specified on the face hereof. Commencing on the initial Interest Reset Date, the rate at which interest on this Security shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Issue Date to the initial Interest Reset Date will be the Initial Interest Rate specified on the face hereof and (z) the interest rate in effect for the period from the date commencing on the date specified on the face hereof (the “Fixed Rate Commencement Date”) to the maturity date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date;

(iii)	if this Security is specified on the face hereof as a “Fixed Rate/Floating Rate Security,” then, except as described below or as specified on the face hereof or in an Addendum hereto, this Security will bear interest at the Fixed Interest Rate specified on the face hereof from the Issue Date to the date specified on the face hereof (the “Floating Rate Commencement Date”) and the interest rate in effect for the period commencing on such Floating Rate Commencement Date will be the rate determined by reference to the applicable Base Rate (z) plus or minus the applicable Spread, if any, and/or (y) multiplied by the applicable Spread Multiplier, if any, each as specified on the face hereof. Commencing on the first Interest Reset Date after such Floating Rate Commencement Date, the rate at which interest will be payable will be reset as of each Interest Reset Date;

(iv)	if this Security is specified on the face hereof as an “Inverse Floating Rate Security” then, except as described below or as specified on the face hereof or in an Addendum hereto, this Security will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Base Rate (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any, such as specified on the face hereof; provided, however, that, unless
(Reverse of Security continued on next page)

otherwise specified on the face hereof or in an Addendum hereto, the interest rate on this Security will not be less than zero. Commencing on the initial Interest Reset Date, the rate at which interest on this Security shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issue Date to the initial Interest Reset Date will be the Initial Interest Rate specified on the face hereof.
          (b) Interest Rate Reset. The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at the interval specified on the face hereof under Interest Reset Period (each date upon which interest is so reset as provided below being hereinafter referred to as an “Interest Reset Date”). Unless otherwise specified on the face hereof, the Interest Reset Date with respect to this Security will be, if the Interest Reset Period specified on the face hereof is daily, each Business Day; if the Interest Reset Period specified on the face hereof is weekly (unless the Base Rate specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Base Rate specified on the face hereof is the Treasury Rate, except as otherwise provided in Section 3(p) below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly (unless the Base Rate specified on the face hereof is the Eleventh District Cost of Funds Rate), the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is monthly and the Base Rate specified on the face hereof is Eleventh District Cost of Funds Rate, the first calendar day of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of each of two months in each year specified under Interest Reset Dates on the face hereof; and if the Interest Reset Period specified on the face hereof is annually, the third Wednesday of the month in each year specified under Interest Reset Dates on the face hereof; provided, however, that (i) the Base Rate in effect from the Issue Date to but excluding the first Interest Reset Date will be the Initial Base Rate specified on the face hereof and (ii) except as otherwise specified on the face hereof, if the Interest Reset Period on the face hereof is daily or weekly, the Base Rate in effect for each day following the second Business Day prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the maturity date to, but excluding the maturity date, shall be the Base Rate in effect on such second Business Day prior to the Interest Payment Date or such maturity date, as the case may be. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Business Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Security, except that, unless otherwise specified on the face hereof, if the Base Rate specified on the face hereof is LIBOR or EURIBOR and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.
          Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Security shall be the rate
(Reverse of Security continued on next page)

determined in accordance with the provisions of the applicable heading below corresponding to the Base Rate specified on the face hereof.
          Except as set forth in the first paragraph of this subsection 3(b), the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined with respect to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined with respect to the most recent Interest Reset Date.
          Unless otherwise specified on the face hereof, if any Interest Payment Date (other than an Interest Payment Date which is the maturity date or earlier redemption or repayment date with respect to this Security) falls on a day that is not a Business Day with respect to this Security, such Interest Payment Date will be the following day that is a Business Day with respect to this Security, except that, if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to this Security (and interest shall accrue to, but excluding, such Interest Payment Date as rescheduled). If the maturity date or any earlier redemption or repayment date with respect to this Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity date, redemption or repayment date, as the case may be.
          (c) Determination of Commercial Paper Rate. If the Base Rate is the Commercial Paper Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined in Section 3(p) below) of the per annum rate, for the second Business Day immediately preceding such Interest Reset Date (the “Commercial Paper Interest Determination Date”), for commercial paper having the Index Maturity, as published in H.15(519) (as defined in Section 3(p) below) under the heading “Commercial Paper — Financial”. If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date (as defined in Section 3(p) below) corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified on the face hereof, as published in H.15 Daily Update (as defined in Section 3(p) below) or another recognized electronic source used for displaying that rate, in each case, under the heading “Commercial Paper — Financial”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time),
(Reverse of Security continued on next page)

the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered per annum rates for U.S. dollar commercial paper that has the Index Maturity specified on the face hereof and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, by three leading U.S. dollar commercial paper dealers in The City of New York selected by the Calculation Agent.
     (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, if the Initial Base Rate is then in effect, the Commercial Paper Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3 will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (d) Determination of Prime Rate. If the Base Rate is the Prime Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Prime Interest Determination Date”), published in H.15(519) under the heading “Bank Prime Loan”. If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Prime Rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, in each case, under the heading “Bank Prime Loan”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the following rates as they appear on the Reuters Page US PRIME 1 (as defined in Section 3(p) below): the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.
     (iii) If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Page US PRIME 1 on such Calculation Date, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in The City of New York selected by the Calculation Agent. For
(Reverse of Security continued on next page)

this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.
     (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate shall be the Prime Rate in effect on such Prime Interest Determination Date (or, if the Initial Base Rate is then in effect, the Prime Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(d) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (e) Determination of LIBOR. If the Base Rate is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined in Section 3(p) below) and shall be determined in accordance with the following provisions:
LIBOR will be the offered rate appearing on the Designated LIBOR Page (as defined in Section 3(p) below) as of 11:00 A.M., London time, on the LIBOR Interest Determination Date, for deposits of the Index Currency specified on the face hereof having the Index Maturity specified on the face hereof beginning on such Interest Reset Date. If LIBOR cannot be determined as described above, the following procedures will apply in determining LIBOR:
     (i) If no such rate appears on the Designated LIBOR Page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of such Index Currency having such Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount (as defined in Section 3(p) below). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.
     (ii) If fewer than two quotations are provided as described in clause (i) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the Principal Financial Center, on such LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent: loans of such Index Currency having such Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount.
     (iii) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, if the Initial Base Rate is then in effect, LIBOR will be the Initial Base Rate).
(Reverse of Security continued on next page)

          The Base Rate determined in accordance with this Section 3(e) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof. If the Base Rate is LIBOR and no currency is specified on the face hereof as the Index Currency, the Index Currency shall be U.S. dollars.
          (f) Determination of EURIBOR. If the Base Rate is EURIBOR, the Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3(p) below) immediately before such Interest Reset Date (a “EURIBOR Interest Determination Date”), and will be determined in accordance with the following provisions:
EURIBOR will be the offered rate on Reuters Page EURIBOR01 (as defined in Section 3(p) below) as of 11:00 A.M., Brussels time on such EURIBOR Interest Determination Date for deposits in euros having the Index Maturity specified on the face hereof beginning on the applicable Interest Reset Date.
          If EURIBOR cannot be determined as described above, the following procedures will apply in determining EURIBOR:
     (i) If the rate referenced above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 3(p) below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having such Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.
     (ii) If fewer than two quotations are provided as described in clause (i) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by four major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having such Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount.
     (iii) If fewer than four banks selected by the Calculation Agent are quoting as described in clause (ii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, if the Initial Base Rate is then in effect, EURIBOR will be the Initial Base Rate).
(Reverse of Security continued on next page)

          The Base Rate determined in accordance with this Section 3(f) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (g) Determination of Treasury Rate. If the Base Rate is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate from the auction on the corresponding Treasury Interest Determination Date (as defined in Section 3(p) below) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof, as that rate appears on Reuters Page US AUCTION10 (as defined in Section 3(p) below) or Reuters Page US AUCTION11 (as defined in Section 3(p) below) under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:
     (i) If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3(p) below) of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having such Index Maturity, as announced by the U.S. Department of the Treasury.
     (ii) If the auction rate described in clause (i) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to such Index Maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills/secondary market”.
     (iii) If the rate described in clause (ii) above does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills /secondary market”.
     (iv) If the rate described in clause (iii) above does not appear in H.15 Daily Update, H.15(519) or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to such Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest
(Reverse of Security continued on next page)

Determination Date, by three primary U.S. government securities dealers in The City of New York selected by the Calculation Agent.
     (v) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (iv) above, the Treasury Rate shall be the Treasury Rate in effect on such Treasury Interest Determination Date (or, if the Initial Base Rate is then in effect, the Treasury Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(g) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (h) Determination of CMT Rate. If the Base Rate is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal either of the following rates on the second Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”) displayed on the Designated CMT Reuters Page (as defined in Section 3(p) below) under the heading “Treasury Constant Maturities”, under the column for the Designated CMT Index Maturity (as defined in Section 3(p) below), whichever is specified on the face hereof:
     (x) if the Designated CMT Reuters Page is the Reuters Page FRBCMT (as defined in Section 3(p) below), the rate for such CMT Interest Determination Date; or
     (y) if the Designated CMT Reuters Page is the Reuters Page FEDCMT (as defined in Section 3(p) below), the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.
If the CMT Rate cannot be determined as referenced above, the following procedures will apply in determining the CMT Rate:
     (i) If the applicable rate referenced above is not displayed on the relevant Designated CMT Reuters Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the applicable Treasury constant maturity rate described above — i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable — as published in H.15(519) under the heading “Treasury Constant Maturities”.
     (ii) If the applicable rate described in clause (i) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the Treasury constant maturity
(Reverse of Security continued on next page)

rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:
     (a) is published by the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury, and
     (b) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Reuters Page and published in H.15(519).
     (iii) If the rate described in clause (ii) above is not so published at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section 3(p) below) having an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year, and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in The City of New York selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.
     (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, with a remaining term to maturity closest to the Designated CMT Index Maturity, and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in The City of New York selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.
     (v) If fewer than five but more than two such primary dealers are quoting as described in clauses (iii) and (iv) above, then the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean
(Reverse of Security continued on next page)

of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.
     (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT Rate shall be the CMT Rate in effect on such CMT Interest Determination Date (or, if the Initial Base Rate is then in effect, the CMT Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(h) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (i) Determination of CD Rate. If the Base Rate is the CD Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “CD Interest Determination Date”), for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading “CDs (Secondary Market)”. If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate shall be the rate, for such CD Interest Determination Date, described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market)”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD Rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining term closest to such Index Maturity, and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, as selected by the Calculation Agent.
     (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date (or, if the Initial Base Rate is then in effect, the CD Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(i) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
(Reverse of Security continued on next page)

          (j) Determination of Federal Funds Rate. If the Base Rate is the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “Federal Funds Interest Determination Date”), for U.S. dollar federal funds as published in H.15(519) opposite the heading “Federal Funds (Effective)”, as that rate is displayed on Reuters Page FEDFUNDS1 (as defined in Section 3(p) below) under the heading “EFFECT.” If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:
     (i) If the rate described above is not displayed on Reuters Page FEDFUNDS1 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate, for such Federal Funds Interest Determination Date, will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “Federal funds (effective)”.
     (ii) If the rate described in clause (i) above does not appear on Reuters Page FEDFUNDS1 and does not appear in H.15(519), in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the Calculation Agent.
     (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, if the Initial Base Rate is then in effect, the Federal Funds Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(j) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (k) Determination of Eleventh District Cost of Funds Rate. If the Base Rate is the Eleventh District Cost of Funds Rate (the “Eleventh District Rate”), the Base Rate that takes effect on any Interest Reset Date shall equal the Eleventh District Rate for the Eleventh District Interest Determination Date (as defined in Section 3(p) below) corresponding to such Interest Reset Date. The Eleventh District Rate on any Eleventh District Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month before the month in which the Eleventh District Interest Determination Date falls, as displayed on Reuters Page COFI/ARMS (as defined in Section 3(p) below) under the heading
(Reverse of Security continued on next page)

“11th Dist COFI” as of 11:00 A.M., San Francisco time, on that date. If the Eleventh District Rate cannot be determined as described above, the following procedures will apply in determining the Eleventh District Rate:
     (i) If the rate described above does not appear on Reuters Page COFI/ARMS on the Eleventh District Interest Determination Date, then the Eleventh District Rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the month in which the Eleventh District Interest Determination Date falls, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.
     (ii) If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such Eleventh District Interest Determination Date, the Eleventh District Rate will be the Eleventh District Rate in effect on such Eleventh District Interest Determination Date (or, if the Initial Base Rate is then in effect, the Eleventh District Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(k) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (l) Determination of Australian Bank Bill Swap Rate. If the Base Rate is the Australian Bank Bill Swap Rate (the “Australian Bank Bill Swap Rate”, the Base Rate that takes effect on any Interest Reset Date shall equal the Australian Bank Bill Swap Rate on the Australian Bank Bill Interest Determination Date (as defined in Section 3(p) below) corresponding to such Interest Reset Date. The Australian Bank Swap Bill Rate on any Australian Bank Bill Interest Determination Date shall be the rate equal to the rate quoted on the Reuters Page BBSW (as defined in Section 3(p) below) at approximately 10:15 A.M., Sydney time, on such Australian Bank Bill Interest Determination Date. If the Australian Bank Bill Swap Rate cannot be determined as described above, the following procedures will apply in determining the Australian Bank Bill Swap Rate:
     (i) the rate for that Australian Bank Bill Interest Determination Date will be determined by the Calculation Agent by taking the mean buying and selling rates for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Page BBSW) having a tenor of the Index Maturity specified on the face hereof, quoted as of 10:15 A.M., Sydney time, on such Interest Determination Date by five major financial institutions in the Australian market authorized to quote on the Reuters Page BBSW selected by the Calculation Agent on application by the Calculation Agent, eliminating the highest and the lowest mean rates and taking the arithmetic mean of the remaining mean rates and then, if necessary, rounding the resulting figure upwards to four decimal places. The five major financial institutions in the Australian market to be used by the Calculation Agent shall initially be Australia and New Zealand
(Reverse of Security continued on next page)

Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited, Westpac Banking Corporation and Macquarie Bank Limited, however the Calculation Agent may choose any other major financial institutions in the Australian market authorized to quote on the Reuters Page BBSW (as defined in Section 3(p) below);
     (ii) if the financial institutions selected as aforesaid by the Calculation Agent are not quoting as described in clause (i) above, the Australian Bank Bill Swap Rate will be the Australian Bank Bill Swap Rate in effect on such Australian Bank Bill Interest Determination Date (or, if the Initial Base Rate is then in effect, the Australian Bank Bill Swap Rate will be the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3(l) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (m) Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
          (n) Calculation of Interest. Payments of interest hereon with respect to any Interest Payment Date or at the maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such maturity, as the case may be. Accrued interest from the Issue Date or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the Principal Amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Issue Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the date to which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360, if the Base Rate is the Commercial Paper Rate, Prime Rate, LIBOR, EURIBOR, CD Rate, Federal Funds Rate or Eleventh District Cost of Funds Rate, or by the actual number of days in the year, if the Base Rate is the Treasury Rate, Australian Bank Bill Swap Rate or CMT Rate.
          All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, if necessary, to nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upward (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the
(Reverse of Security continued on next page)

case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
          (o) Calculation Agent and Exchange Rate Agent. The Issuer has initially appointed the institutions named on the face of this Security as Calculation Agent and Exchange Rate Agent, respectively, to act as such agents with respect to this Security, but the Issuer may, in its sole discretion, appoint any other institution (including any affiliate of the Issuer) to serve as any such agent from time to time. The Issuer will give the Fiscal Agent and the Paying Agent prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Issuer.
          All determinations made by the Calculation Agent or the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the holder of this Security and the Issuer. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.
          (p) Definitions of Calculation Terms. As used in this Security, the following terms have the meanings set forth below:
          “Australian Bank Bill Interest Determination Date” corresponding to any Interest Reset Date means such Interest Reset Date.
          “Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100,

360 - (D x M)
          Where
•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.
          “Business Day” means a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to this Security as specified below:
(Reverse of Security continued on next page)

     (i) is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or the City of Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close;
     (ii) if the Base Rate is LIBOR, is also a London Business Day;
     (iii) if the Specified Currency for payment on this Security is other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency;
     (iv) if the Base Rate is EURIBOR or if the Specified Currency for payment on this Security is euros, or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day (as hereinafter defined); and
     (v) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.
          The “Calculation Date” corresponding to any Commercial Paper Interest Determination Date, Prime Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, Federal Funds Interest Determination Date or Eleventh District Interest Determination Date, as the case may be, means the earlier of:
     (i) the tenth calendar day after such interest determination date or, if that tenth day is not a Business Day, the next succeeding Business Day; and
     (ii) the Business Day immediately preceding the applicable Interest Payment Date or the date of maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.
The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.
          “Designated CMT Index Maturity” means, if the Base Rate is the CMT Rate, the Index Maturity for this Security and will be the original period to maturity of a U.S. Treasury security specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.
          “Designated CMT Reuters Page” means, if the Base Rate is the CMT Rate, the Reuters Page specified on the face hereof that displays treasury constant maturities as reported in H.15(519), provided that, if no Reuters Page is so specified,
(Reverse of Security continued on next page)

then the applicable page will be Reuters Page FEDCMT and provided, further, that if Reuters Page FEDCMT applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.
          “Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the “LIBOR01” page or “LIBOR02” page, as specified on the face hereof, or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.
          The “Eleventh District Interest Determination Date” corresponding to a particular Interest Reset Date will be the last working day, in the first calendar month immediately preceding such Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month immediately preceding such Interest Reset Date.
          “EMU Countries” means, at any time, the countries then participating in the European Economic and Monetary Union (or any successor union) that, as of that time, have adopted a single currency pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.
          “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
          “Euro-Zone” means, at any time, the region comprised of the EMU Countries.
          “H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates” or any successor publication as published weekly by the Board of Governors of the Federal Reserve System.
          “H.15 Daily Update” means the daily update of H.15(519) available through the worldwide web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication.
          The “LIBOR Interest Determination Date” corresponding to any Interest Reset Date means the second London Business Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.
          “London Business Day” means any day on which dealings in the Index Currency specified on the face hereof are transacted in the London interbank market.
          “Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:
(Reverse of Security continued on next page)

Money Market Yield =	D x 360	x 100,

360 - (D x M)
     where
•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.
          “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency (which in the case of those countries whose currencies were replaced by the euro, will be Brussels, Belgium) or (ii) the capital city of the country to which the Index Currency, if applicable, relates, except, in each case, with respect to United States dollars, euros, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, London (solely in the case of the relevant LIBOR Index Currency), Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.
          “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
          “Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified herein, or any replacement page or pages on that service.
          “Reuters Page BBSW” means the display on the Reuters Page designated as “BBSW” or any replacement page or pages on which quotations for Australian bank accepted bills of exchange are displayed.
          “Reuters Page COFI/ARMS” means the display on the Reuters Page designated as “COFI/ARMS” or any replacement page or pages on that service for the purpose of displaying such a rate.
          “Reuters Page EURIBOR01” means the display on the Reuters Page designated as “EURIBOR01” or any replacement page or pages on which Euro Zone interbank rates of major banks for the euro currency are displayed.
          “Reuters Page FEDFUNDS1” means the display on the Reuters Page designated as “FEDFUNDS1” or any replacement page or pages on that service for the purpose of displaying such a rate.
          “Reuters Page FEDCMT” means the display on the Reuters Page designated as “FEDCMT”, or any replacement page or pages on that service for the purpose of displaying such a rate.
(Reverse of Security continued on next page)

          “Reuters Page FRBCMT” means the display on the Reuters Page designated as “FRBCMT”, or any replacement page or pages on that service for the purpose of displaying such a rate.
          “Reuters Page US AUCTION10” means the display on the Reuters Page designated as “USAUCTION10”, or any replacement page or pages on that service for the purpose of displaying such a rate.
          “Reuters Page US AUCTION11” means the display on the Reuters Page designated as “USAUCTION11”, or any replacement page or pages on that service for the purpose of displaying such a rate.
          “Reuters Page US PRIME 1” means the display on the Reuters Page designated as “US PRIME 1”, or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed on that service for the purpose of displaying such a rate.
          The “Treasury Interest Determination Date” corresponding to any Interest Reset Date means the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. If, as the result of a legal holiday, an auction is held on the Friday in the week immediately preceding the week in which such Interest Reset Date falls, such Friday will be the corresponding Treasury Interest Determination Date relating to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.
          “Treasury Notes” means direct, noncallable, fixed rate obligations of the U.S. government.
          References in this Security to “U.S. dollars” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
          References in this Security to the “euro” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in all EMU Countries.
          References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Issue Date.
          References in this Security to a particular heading or headings on any of Designated CMT Reuters Page, Designated LIBOR Page, H.15(519), H.15 Daily Update, Reuters Page BBSW, Reuters Page EURIBOR01, Reuters Page FEDFUNDS1, Reuters Page US AUCTION10, Reuters Page US AUCTION11, Reuters Page COFI/ARMS or Reuters Page US PRIME 1 include any successor or replacement heading or headings as determined by the Calculation Agent.
(Reverse of Security continued on next page)

4. The Issuer shall cause to be kept at the office of the Registrar and any other office or agency designated by the Issuer, a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities of this series and registration of transfers or exchanges of such Securities. The Registrar is hereby appointed for the purpose of registering Securities of this series and transfers or exchanges of such Securities as herein provided. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent, the Paying Agent or Registrar or of any Transfer Agent or to appoint additional or other Registrars or Transfer Agents or to approve any change in the office through which any Registrar or any Transfer Agent acts; provided, however, that so long as there is any Security of this series Outstanding there will at all times be a Registrar; and provided, further, that if at any time more than one Registrar shall have been appointed with respect to Securities of this series, all such Registrars shall act jointly as Co-Registrars.
          The transfer of this Security is registrable on the Security Register upon presentation at any office or agency at which the Security Register is maintained duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the holder hereof, in person or by such holder’s attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of this series, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount and tenor. At the option of the holder, this Security may be exchanged for Securities of this series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of this Security for exchange at any office or agency at which the Security Register is maintained. Upon any such surrender of this Security for exchange, the Issuer shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, the Securities which the holder hereof is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent or a Paying Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent or a Paying Agent.
          The Issuer shall have the right to require the holder of this Security, as a condition of payment of the principal of or any premium or interest on this Security, to present at the office of the Fiscal Agent or any Paying Agent a certificate in such form as the Issuer may from time to time prescribe, and deliver such certificate to the Fiscal Agent or any Paying Agent in order to comply with applicable law or regulations, to enable the Issuer to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Fiscal Agent, any Paying Agent or withholding agent may be required to deduct or withhold from payments in respect of this Security under any present or future law of the Commonwealth or any other jurisdiction or any regulation of any taxing authority
(Reverse of Security continued on next page)

thereof or therein and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Issuer shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determinations.
          The Issuer shall not be required (i) during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, to issue, register the transfer of or exchange any Security of this series of the tenor which could be selected for redemption pursuant to such selection or (ii) to register the transfer of or exchange any Security of this series, or portion thereof, called for redemption, except the unredeemed portion of any such Security being redeemed in part.
          All Securities of this series issued and authenticated upon any registration of transfer or exchange of this Security shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as this Security. No service charge shall be made for any registration, registration of transfer or exchange of this Security, but the Issuer, Fiscal Agent, the Paying Agent or any of their agents require confirmation of payment to the relevant authorities of a sum sufficient to cover any stamp duty or other tax or governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of this Security not involving any registration of a transfer.
5. For purposes of the provisions of the Securities and the Fiscal Agency Agreement, any Security of this series authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:
     (i) Securities theretofore cancelled by the Fiscal Agent or a Paying Agent or delivered to the Fiscal Agent or a Paying Agent for cancellation and not reissued by the Fiscal Agent or a Paying Agent;
     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at Stated Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and premium, if any, and interest thereon shall have been made available to the Fiscal Agent or a Paying Agent;
     (iii) Securities that have been defeased pursuant to the terms hereof;
     (iv) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement, other than any such Securities in respect of which there shall have been presented to the Fiscal Agent or Paying Agent proof satisfactory to it that
(Reverse of Security continued on next page)

such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; or
     (v) Securities with respect to which the holder has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, but with respect to which the date of such repurchase has not yet arrived;
provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Securities are present or represented at a meeting of holders of Securities of this series or have voted in favor of or consented to, or have given, any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security (as hereinafter defined) that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof determined as provided below, and (ii) Securities owned by the Issuer shall be disregarded and deemed not to be Outstanding.
          In order to provide for the payment of the principal of and any premium and interest on the Securities of this series as the same become due and payable, the Issuer shall pay to the Fiscal Agent or a Paying Agent, on or prior to each Interest Payment Date and any redemption date and prior to or at Maturity, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, amounts sufficient (with any amounts then held by the Fiscal Agent or Paying Agent and available for the purpose) to pay the principal of and any interest or premium on the Securities of this series becoming due on such date. The Fiscal Agent and all Paying Agents shall hold the amount so paid to it in trust and shall apply it to the payment of such principal, interest or premium on such Interest Payment Date or redemption date or at Maturity, as the case may be. Any monies paid by the Issuer to the Fiscal Agent or a Paying Agent for the payment of the principal of and any premium or interest on any Securities of this series and remaining unclaimed at the end of two years after such principal, premium or interest shall have become due and payable (whether at Stated Maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent and each Paying Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and any premium and interest on this Security, subject to any applicable limitation prescribed by law. To the extent permitted by applicable law, the Securities of this series will become void unless presented for payment within a period of ten (10) years following (i) the Maturity of this Security or (ii) if payment in full has not been received by the Fiscal Agent or Paying Agent on or prior to Maturity, the date on which notice is given to holders of the Securities of this series that payment in full has been received.
          In any case where any Interest Payment Date, redemption date or Stated Maturity of this Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Security) payment of principal of or any premium or interest on this Security need not be made at such place of payment
(Reverse of Security continued on next page)

on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be.
          Notwithstanding anything in this Security to the contrary, should the Issuer, on the occasion of the next payment of interest (or payment in the nature of interest) in respect of this Security, be obliged to pay any additional amounts as a result of (i) any change in or any amendment to the laws, regulations or published tax rulings of the Commonwealth, or of any territory or political subdivision or taxing authority thereof or therein affecting taxation, or (ii) any change in the official administration, application or interpretation by any court or tribunal, government or government authority of such laws, regulations or published tax rulings either generally or in relation to this Security or the Guarantee, which change or amendment becomes effective on or after the original issue date of the Securities of this series or which change in official administration, application or interpretation shall not have been available to the public prior to such issue date, the Issuer would be required to pay any additional amounts under this Security and the obligation to pay additional amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer, the Issuer may at its option, redeem all (but not less than all) of the Securities of this series, upon not less than 30 nor more than 60 days’ written notice as provided in the Fiscal Agency Agreement or this Security, at a redemption price equal to 100% of the Outstanding principal amount thereof plus accrued and unpaid interest due thereon up to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Before the Issuer may redeem the Securities, the Issuer must deliver to the Fiscal Agent a legal opinion of counsel with expertise in such matters confirming that the conditions that must be satisfied for redemption have occurred. Any Securities of this series that are redeemed will be cancelled
          Notices by the Issuer to redeem Securities of this series shall be given not less than 30 nor more than 60 days prior to the redemption date in writing mailed, first-class postage prepaid, to each holder of such Securities, or portions thereof, so to be redeemed, at the address of such holder as it appears in the Security Register. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice to the holders of Securities of this series in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent or the Paying Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give such notice nor any defect in any such notice given to any particular holder of a Security of this series by the Issuer shall affect the sufficiency of any notice with respect to other Securities of this series. Such notices will be deemed to have been given on the date
(Reverse of Security continued on next page)

of such mailing. Notices by the Issuer to redeem Securities of this series shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Security), that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. Such notice shall also state that the conditions precedent, if any, to such redemption have occurred. In addition, in the case of a partial redemption, the notice shall specify the Securities of this series called for redemption and the aggregate principal amount of the Securities of this series to remain Outstanding after the redemption.
          If notice of redemption has been given in the manner set forth above, the Securities of this series so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of such Securities at the place or places specified herein or in such notice such Securities shall be paid and redeemed by the Issuer at the places and in the manner and currency and at the redemption price herein specified together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest installments on such Securities whose Stated Maturity is on or prior to the date fixed for redemption shall be payable to the holders of record of such Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof. From and after the redemption date, if monies for the redemption of Securities of this series called for redemption shall have been made available at the office of the Fiscal Agent or any Paying Agent for redemption on the redemption date, the Securities of this series called for redemption shall cease to bear interest and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities of this series are not made available for payment until after the redemption date, the Securities of this series called for redemption shall not cease to bear interest until such monies have been so made available.
          Any Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Paying Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Paying Agent shall authenticate and deliver to the registered holder of such Security without service charge, a new Security or Securities of this series of like form and tenor, of any aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the registered Security so surrendered.
6. With respect to this Security, “Event of Default” means any one of the following events (whatever the reason for such Event of Default):
(Reverse of Security continued on next page)

     (a) default by the Issuer in any payment of principal of (and premium, if any, on) the Securities of this series when due; or
     (b) default by the Issuer in any payment of interest on the Securities of this series when due and such default shall not have been remedied within thirty (30) days; or
     (c) the Issuer shall fail to duly perform or observe any other term, covenant or agreement contained in the Securities of this series, and such failure continues for a period of thirty (30) days after the date on which written notice of such failure requiring the Issuer to remedy the same shall first have been given to the Fiscal Agent by the holder of any Securities of this series at the time Outstanding provided, however that if the default is not capable of remedy, no notice is required; or
     (d) any indebtedness for borrowed moneys of the Issuer in an amount exceeding ten million Australian dollars (A$10,000,000.00) or its equivalent shall become due and payable prior to its stated maturity or shall not be paid at the maturity thereof after the expiration of any period of grace which may be given in relation thereto; or
     (e) if the Issuer ceases to be a corporate or other entity validly constituted and existing under the Treasury Corporation Act 1983 of New South Wales, or any reenactment thereof or if any other legislation, action or proceeding is validly enacted, taken or instituted by any person or the Government of the Commonwealth of Australia or the State of New South Wales or any governmental or other authority which results in the Issuer ceasing to carry on its business or any substantial part thereof or its establishment or any substantial part thereof being suspended, revoked or repealed, unless either:
(i)	(A)	the Guarantor executes such documents, assumes at the time of cessation all of the obligations of the Issuer under the Securities and obtains all regulatory and governmental approvals and consents necessary to assume such obligations, and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the Securities of this series as if it was named therein as the issuer of such Securities; and

	(B)	the interests of the holders of the Securities are not in any way prejudiced by such substitution; or

(ii)	(A)	the legislation, action or proceeding also results in or some other legislation results in, a statutory body of the Guarantor or any other body corporate (provided that such statutory body or body corporate enjoys no less financial support from the Guarantor than that enjoyed
(Reverse of Security continued on next page)

by the Issuer) succeeding to all powers and any assets and revenues necessary for such statutory body or body corporate to perform the obligations of the Issuer under the Securities of this series;

(B)	such statutory body or body corporate executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the Securities of this series as if such statutory body or body corporate was named therein as the Issuer;

(C)	the interests of the holders of the Securities are not in any way prejudiced by such substitution; and

(D)	the Guarantee of the Securities remains in full force and effect and the holders of the Securities remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this series;
     (f) for any reason the Guarantee by the Guarantor pursuant to Section 22A(1) of the PAFA Act of the due repayment of the principal (and premium, if any) of the Securities of this series and the due payment of interest in respect of the Securities of this series and other charges relating to the borrowing by the Issuer evidenced by the Securities of this series ceases to be a valid and binding obligation of the Guarantor or the holders of the Securities of this series cease to be entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act, or it for any reason becomes unlawful for the Guarantor to perform its obligations under such Guarantee either (i) the Guarantor does not at the time of cessation assume all of the obligations of the Issuer under the Securities of this series or (ii) the Guarantee is not at the time of cessation replaced by another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this series.
          If such an Event of Default occurs and is continuing, then and in every such case the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series (or, if this Security is designated as on Original Issue Discount Security, such portion of the principal amount as may be provided herein) to be due and payable immediately, by a notice in writing to the Issuer and the Fiscal Agent.
(Reverse of Security continued on next page)

Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable.
          The situation described in the preceding paragraph is called a declaration of acceleration of the maturity of the Securities of this series. At any time after a declaration of acceleration with respect to the Securities of this series has been made and before a judgment or decree for payment of money has been obtained by the holders of the Securities of this series, the holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the accelerated principal, have been cured or waived as provided in the Fiscal Agency Agreement and the Securities of this series.
          The foregoing remedies shall be without prejudice to the rights of each individual holder of Securities of this series to initiate an action against the Issuer for payment of any principal, additional amounts and/or interest past due on any Securities of this series or against the Guarantor for payment under the Guarantee.
7. If any mutilated Security of this series is surrendered to the Fiscal Agent or Paying Agent, the Issuer shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver in exchange therefor, a new Security of this series of like tenor and principal amount, bearing a number not contemporaneously Outstanding. If there be delivered to the Issuer and the Fiscal Agent or a Paying Agent (i) evidence to their satisfaction of the destruction, loss or theft of any security of this series, and (ii) such security or indemnity as may be required by them to save each of them and any agent of notice to the Issuer or them harmless, then, in the absence of notice to the Fiscal Agent or a Paying Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent or a Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a new security of this series of like tenor and principal amount and bearing a number not contemporaneously Outstanding. All expenses and reasonable charges associated with the procuring of such indemnity and with the preparation, authentication and delivery of any new Security under this paragraph shall be borne by the holder of the Security so mutilated, lost, stolen or destroyed and the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent or a Paying Agent) connected therewith. Every new Security issued pursuant to this paragraph in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone. Any new Security delivered pursuant to this paragraph shall be so dated, that neither gain nor lose in interest shall result from such exchange. The provisions of this paragraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities of this series.
8. If this Security is a Global Security, then, notwithstanding anything in this Security to the contrary, this Security shall only be exchangeable in accordance
(Reverse of Security continued on next page)

with the preceding paragraph, in the event of a partial redemption or as provided in this paragraph. If this Security is a Global Security, then this Security shall be exchangeable for Definitive Securities of the same aggregate principal amount if (x) the Depositary, or a nominee thereof, with respect to this Global Security notifies the Issuer in writing that it is unwilling or unable or not qualified to continue as the Depositary for all Global Securities of this series or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and the Issuer is unable to locate a qualified successor within 90 days after receiving such notice (y) the Issuer delivers to the Fiscal Agent a written notice executed by an Authorized Officer that all Global Securities of this series shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities of this series.
          If this Security is a Global Security and if the beneficial owners of interests in this Global Security are entitled to exchange interests for Definitive Securities of this series of another authorized form, as provided in the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent Definitive Securities of this series in an aggregate principal or face amount equal to the principal or face amount of this Global Security executed by the Issuer. If this Security is a Global Security, then, on or after the earliest date on which such interests may be so exchanged, this Global Security shall be surrendered by the Depositary to a Paying Agent, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for Definitive Securities of this series, without charge and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in exchange for each portion of this Global Security, an equal aggregate principal amount of Definitive Securities of this series of authorized denominations and of like tenor as the portion of this Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of this series and like tenor to be redeemed and ending on the relevant date of redemption. If this Security is a Global Security and if this Global Security is exchangeable pursuant to the foregoing, it shall be exchangeable for Securities of this series issuable in the denominations specified herein and registered in such names as the Depositary shall direct. If this Security is a Global Security and if a Security of this series is issued in exchange for any portion of this Global Security after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the person to whom interest in respect of such portion of this Global Security is payable.
9. The Fiscal Agent may at any time call a meeting of holders of Securities of this series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the terms of the Securities of this series to be made, given or taken by holders of Securities of this series or to modify, amend or supplement the terms of the
(Reverse of Security continued on next page)

Securities of this series or the Fiscal Agency Agreement as provided in the Fiscal Agency Agreement.
10. Subject to the authentication of this Security by the Fiscal Agent or a Paying Agent, the Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same the valid obligation of the Issuer, have been done and performed and have happened in due compliance with all applicable laws.
          No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
11. The Issuer may at any time purchase and resell Securities of this series in the open market or otherwise and at any price. The Issuer may, at its option, hold, resell or surrender to the registrar for cancellation any Securities of this series purchased by the Issuer.
12. Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent, the Paying Agent and any agent of the Issuer, the Fiscal Agent or the Paying Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Issuer, the Fiscal Agent, the Paying Agent or any such agent shall be affected by notice to the contrary.
13. The Issuer and the Guarantor have appointed CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on the Securities, the Guarantee or the Fiscal Agency Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the holder of any Security of this series and the Issuer and the Guarantor have expressly accepted the jurisdiction of any such court in respect of such action. Such appointment, which has been accepted, shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities have been paid by the Issuer to the Fiscal Agent or the Paying Agent pursuant to the terms of the Fiscal Agency Agreement and of the Securities of this series and paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Notwithstanding the foregoing, the Issuer and the Guarantor have reserved the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If a successor Authorized Agent is appointed, or if for any reason the person appointed ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and the Guarantor will appoint a
(Reverse of Security continued on next page)

successor Authorized Agent in accordance with the preceding sentence. The Issuer has agreed to promptly notify the Fiscal Agent in writing of any such appointment of a successor Authorized Agent. The Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Fiscal Agent, together with written notice of such service mailed or delivered to the Issuer at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Chief Executive or to the Guarantor at New South Wales Treasury, Level 26, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Treasurer, as the case may be, shall be deemed, in every respect, effective service of process on the Issuer or the Guarantor, respectively. Notwithstanding the foregoing, any action based on the Securities of this series may be instituted by a holder of a Security of this series in any competent court in the State of New South Wales or any court in the Commonwealth competent to hear appeals therefrom. To the fullest extent permitted by law, the Issuer and the Guarantor have waived irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based on the Securities of this series or the Fiscal Agency Agreement which may be instituted by the holder of any Security of this series in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of New South Wales or in the Commonwealth competent to hear appeals therefrom.
14. The Issuer will pay all stamp or other documentary taxes and other duties, if any, to which, under the laws of the Commonwealth, the State of New South Wales, or the United States of America or any political subdivision or taxing authority of or in any of the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.
15. This Security shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law), except that the authorization and execution of this Security shall be governed by the laws of the State of New South Wales of the Commonwealth.
(Reverse of Security continued on next page)

Option to Elect Repayment
To: New South Wales Treasury Corporation
          The undersigned holder of this Security hereby irrevocably instructs the Issuer to repay this Security in accordance with the terms set forth in this Security. The instruction is being given in exercise of the holder’s option to require repayment of this Security on ____________, ___3 as specified in this Security. The undersigned acknowledges that this Option to Elect Repayment will be effective only if the undersigned delivers to a Paying Agent the Security to which this notice relates not less than 30 nor more than 45 days prior to the Repayment Date.
Dated:
Name and address of holder:

          Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Security in every particular, without alteration or enlargement or any change whatsoever.

[3]	Must be a Repayment Date.

Schedule A
SCHEDULE OF ADJUSTMENTS
Initial Principal Amount: [•]

			Principal	Notation made
Date	Principal	Principal	amount	on behalf of
adjustment	amount	amount	following	the Security
made	increase	decrease	adjustment	Registrar